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                           STARBUCKS CORPORATION
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                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)


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                                              Three Months Ended          Six Months Ended
                                            April 2,      March 28,     April 2,     March 28,
                                              2000          1999          2000         1999
                                                  (13 Weeks)                  (26 Weeks)
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
CALCULATION OF EARNINGS PER COMMON SHARE-BASIC:

Net earnings                                $ 23,406      $ 17,957      $ 58,155      $ 44,691
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Weighted average common shares and
 common stock units outstanding              184,785       181,370       184,106       180,706
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Net earnings per common share-basic         $   0.13      $   0.10      $   0.32      $   0.25
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CALCULATION OF EARNINGS PER COMMON AND
COMMON EQUIVALENT SHARE-DILUTED:

Net earnings                                $ 23,406      $ 17,957      $ 58,155      $ 44,691
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Weighted average shares outstanding
 calculation:
 Weighted average common shares
  and common stock units outstanding         184,785       181,370       184,106       180,706
 Dilutive effect of outstanding common
  stock options                                7,632         6,979         6,935         6,211
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Weighted average common and common
 equivalent shares outstanding               192,417       188,349       191,041       186,917
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Net earnings per common and
 common equivalent share-diluted            $   0.12      $   0.10      $   0.30      $   0.24
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